Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

CDW LLC

CDW Finance Corporation

$1,000,000,000 2.670% Senior Notes due 2026

$500,000,000 3.276% Senior Notes due 2028

$1,000,000,000 3.569% Senior Notes due 2031

November 23, 2021

J.P. Morgan Securities LLC

As Representative of the several

Underwriters listed in Schedule 1

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

CDW LLC, an Illinois limited liability company (the “Company”), and CDW Finance Corporation, a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”), propose to issue and sell to the several Underwriters listed in Schedule 1 hereto (each, an “Underwriter” and collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”), $1,000,000,000 principal amount of their 2.670% Senior Notes due 2026 (the “2026 Senior Notes”), $500,000,000 principal amount of their 3.276% Senior Notes due 2028 (the “2028 Senior Notes”) and $1,000,000,000 principal amount of their 3.569% Senior Notes due 2031 (the “2031 Senior Notes” and, together with the 2026 Senior Notes and the 2028 Senior Notes, the “Notes”). The Notes will be issued pursuant to the Base Indenture dated as of December 1, 2014 (the “Base Indenture”) among the Issuers, CDW Corporation, a Delaware corporation (“Parent”), each of the subsidiary guarantors listed on Schedule 3 hereto (collectively with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented to reflect certain terms of the 2026 Notes by a seventh supplemental indenture to be dated as of December 1, 2021 (the “Seventh Supplemental Indenture”), to reflect certain terms of the 2028 Notes by an eighth supplemental indenture to be dated as of December 1, 2021 (the “Eighth Supplemental Indenture”) and to reflect certain terms of the 2031 Notes by a ninth supplemental indenture to be dated as of December 1, 2021 (the “Ninth Supplemental Indenture”, and together with the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, the “Supplemental Indentures”; the Supplemental Indentures together with the Base Indenture, the “Indenture”) among the Issuers, the Guarantors and the Trustee, and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”, and together with the Notes, the “Securities”).

The Issuers and the Guarantors hereby confirm their agreement with the Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement.

(a) The Issuers and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-249491), including a prospectus, relating to the Securities. Such registration statement, as of the time of its effectiveness, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Underwriting Agreement (the “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) At or prior to November 23, 2021, the time when sales of the Securities were first made (the “Time of Sale”), the Issuers had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated November 23, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

On October 15, 2021, the Company entered into a Purchase and Sale Agreement (the “Acquisition Agreement”) with Sirius Computer Solutions Holdco, LP (the “Seller”). Pursuant to the Acquisition Agreement, on the terms and subject to the conditions set forth therein, the Company intends to acquire Granite Parent, Inc. (the “Target”) from Seller (the “Acquisition”). The net proceeds from the Securities offering are intended to be used to finance, in part, the Acquisition. Subject to the terms of the Indenture, each series of Notes will be redeemed (the “Special Mandatory Redemption”) at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the date of the Special Mandatory Redemption, in the event that (i) the consummation of the Acquisition does not occur on or before 11:59 p.m. New York City time on October 11, 2022, (ii) the Company notifies the Trustee that it will not pursue the consummation of the Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Acquisition.

2. Purchase of Securities by the Underwriters.

(a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Issuers agree to issue and sell the Securities to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers, the principal amount of 2026 Senior Notes, 2028 Senior

Notes and 2031 Senior Notes, each as set forth opposite such Underwriter’s name in Schedule 1 hereto at the prices set forth in Schedule 2 hereto, in each case plus accrued interest, if any, from December 1, 2021 to the Closing Date (as defined below) (such percentage of the principal amount of the applicable series of Notes, the “Purchase Price”). The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. Immediately following the Closing Date, the Issuers agree to pay by wire transfer of immediately available funds discounts or commissions in connection with the sale of the Securities equal to 0.600% of the aggregate principal amount of the 2026 Notes, 0.625% of the aggregate principal amount of the 2028 Notes and 0.650% of the aggregate principal amount of the 2031 Notes to the Representative for the respective accounts of the several Underwriters (“Underwriter Fee”).

(b) The Issuers and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.

(c) The Issuers and the Guarantors each acknowledge and agree that the Underwriters may offer and sell Securities to or through any of their affiliates and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriters; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(d) The Issuers and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, the Guarantors or any other person. Additionally, the Underwriters are not advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Underwriters of the Issuers or the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, and shall not be on behalf of the Issuers, the Guarantors or any other person.

3. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on December 1, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representative against delivery to the nominee of The Depository Trust Company, for the respective accounts of the several Underwriters, of global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant to the Underwriters that (it being understood that (i) references to the Parent and its subsidiaries in this Section 4 shall be deemed (unless otherwise indicated) to refer to the Parent and its subsidiaries and the Target and its subsidiaries and (ii) express references to the Target and its subsidiaries shall refer to the Target and its subsidiaries exclusively, but in the case of clause (ii) and in the case of clause (i) to the extent that the Target and its subsidiaries are included in such reference, such representations and warranties shall be deemed qualified by the phrase “to the actual knowledge of the Issuers and the Guarantors”):

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers and the Guarantors in writing by such Underwriter (including through the Representative) expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Time of Sale Information. The Time of Sale Information as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter (including through the Representative) expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) Issuer Free Writing Prospectus. The Issuers and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers and the Guarantors in writing by such Underwriter (including through the Representative) expressly for use in any Issuer Free Writing Prospectus or the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Issuers’ and the Guarantors’ knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or the Guarantors or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter (including through the Representative) expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements of Parent and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of Parent and its subsidiaries (excluding the Target and its subsidiaries), except as described in the Registration Statement, the Time of Sale Information and the Prospectus, as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; the financial statements of Target and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of Target and its subsidiaries, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of Parent and its subsidiaries or Target and its subsidiaries, as applicable, and presents fairly in all material respects the information shown thereby; and the pro forma financial information and related notes included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(g) No Material Adverse Change. Since the date of the most recent financial statements of Parent included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except as described in the Registration Statement, the Time of Sale Information and the Prospectus (i) there has not been any material change in the capital stock (other than under existing equity incentive plans described in the Registration Statement, the Time of Sale Information and the Prospectus), short term debt or long-term debt of Parent or any of its subsidiaries (other than borrowings, if any, under the ABL Facility), or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of Parent and its subsidiaries taken as a whole; (ii) neither Parent nor any of its subsidiaries has entered into any transaction or agreement that is material to Parent and its subsidiaries taken as a whole (other than agreements entered into with original equipment manufacturers or distributors in the ordinary course of business) or incurred any liability or obligation, direct or contingent, that is material to Parent and its subsidiaries taken as a whole; and (iii) neither Parent nor any of its subsidiaries has sustained any material loss or interference with its business that is material to Parent and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. Parent and each of its subsidiaries (including each of the Issuers) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent the concept of good standing is applicable in such jurisdiction), are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses as currently conducted requires such qualification (to the extent the concept of good standing is applicable in such jurisdiction), and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, financial position or results of operations of Parent and its subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under this Agreement, the Notes and the Guarantees (a “Material Adverse Effect”). All subsidiaries of the Parent (excluding the Target and its subsidiaries) which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed in Exhibit 21.1 to Parent’s registration statement on Form 10-K filed with the Commission on February 26, 2021.

(i) Capitalization. Parent has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Description of Capital Stock—Authorized Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of Parent have been duly and validly authorized and issued, are fully paid and non-assessable and are (or, in the case of the equity interests of Target to be acquired by Parent or its subsidiaries pursuant to the Acquisition, will be following the consummation of the Acquisition) owned directly or indirectly by Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than as described in the Registration Statement, the Time of Sale Information or Prospectus.

(j) Due Authorization. Each of the Issuers and each of the Guarantors have full right, power and authority (i) to execute and deliver, to the extent it is a party thereto, this Agreement, the Supplemental Indentures (including each Guarantee set forth therein) and the Notes (collectively, and together with the Base Indenture, the “Transaction Documents”) and (ii) to perform their respective obligations hereunder and thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by the Issuers and the Guarantors and upon effectiveness of the Registration Statement, was duly qualified under the Trust Indenture Act, and assuming the due authorization, execution and delivery of each by the Trustee, constitute valid and legally binding agreements of the Issuers and the Guarantors enforceable against the Issuers and the Guarantors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles including principles of good faith and fair dealing (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”), and the Issuers and the Guarantors have full right, power and authority to perform their respective obligations under the Indenture.

(l) The Notes and the Guarantees. The Notes have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Guarantees have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither Parent nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of the property or assets of Parent or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Parent of any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the other transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of the property or assets of Parent or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Parent or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to Parent or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over Parent or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, lien, charge or encumbrance or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the other transactions contemplated by the Transaction Documents, except (i) for the registration of the Securities under the Securities Act, (ii) for the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry

Regulatory Authority (“FINRA”) and under applicable state and securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iv) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect or prevent the issuance and sale of the Notes as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Parent or any of its subsidiaries is or, to the knowledge of the Issuers and Guarantors, may be reasonably expected to become a party or to which any property of Parent or any of its subsidiaries is or, to the knowledge of the Issuers and the Guarantors, may be reasonably expected to become the subject (other than any investigations, actions, suits or proceedings under seal or about which Parent or its subsidiaries have not received notice) that, individually or in the aggregate, if determined adversely to Parent or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Issuers and each of the Guarantors no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others.

(s) Independent Registered Public Accounting Firms. Ernst & Young LLP, who has certified certain financial statements of Parent and its subsidiaries, is an independent registered public accounting firm with respect to Parent and its subsidiaries (as of the date of such certifications with respect to the Target and its subsidiaries) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, Parent and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid interest and rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of Parent and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title other than Permitted Liens (as defined in the Time of Sale Information), except those that (i) do not materially interfere with the use made and proposed to be made of such property by Parent and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. Parent and its subsidiaries own or possess, or can obtain on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, except as would not be expected to have a Material Adverse Effect; and, to the knowledge of the Issuers and the Guarantors, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and Parent and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as set forth in the Registration Statement, the Time of Sale Information or the Prospectus.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among Parent or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of Parent or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and that is not so described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(w) Investment Company Act. Neither Parent nor any of its subsidiaries is, and after giving effect to sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. Except, in each case, for any such taxes or tax deficiencies that (i) are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) Parent and its subsidiaries have paid all federal, state, local and foreign taxes (including as a withholding agent) and have established adequate reserves in accordance with GAAP for all taxes not yet due and payable and filed all tax returns required to be paid or filed through the date hereof and (B) there is no tax deficiency (other than for which an adequate reserve has been established in accordance with GAAP) that has been, or would reasonably be expected to be, asserted against Parent or any of its subsidiaries or any of their respective properties or assets.

(y) Licenses and Permits. Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither Parent nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

(z) No Labor Disputes. No labor disturbance by or dispute with employees of Parent or any of its subsidiaries exists or, to the knowledge of each of the Issuers and each of the Guarantors, is contemplated or threatened, except as would not be reasonably expected to have a Material Adverse Effect.

(aa) Compliance With Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) Parent and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, that would with respect to clause (x), (y) or (z), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Parent or its subsidiaries, except for any such cost or liability as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending or that are known by Parent or its subsidiaries to be contemplated, against Parent or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (y) Parent and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of Parent and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is or, in the past six years, has been maintained, sponsored, or contributed to by Parent or any of its subsidiaries for employees or former employees of Parent or its subsidiaries (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each employee pension benefit plan, within the meaning of Section 3(2) of ERISA, other than a “multiemployer plan” within the meaning of Section 3(37) of ERISA, that is or, in the past three years, has been maintained, sponsored, or contributed to by Parent or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) and that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (each, a “Pension Plan”), no failure to satisfy the minimum funding standard under Section 430 of the Code or Section 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur (other than an event for which the 30-day notice period is waived by regulation) with respect to any Pension Plan; and (v) neither Parent nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Pension Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Pension Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, except in the case of each of (i) through (v) as would not reasonably be expected to have a Material Adverse Effect.

(cc) Disclosure Controls. Parent and its subsidiaries (excluding Target and its subsidiaries) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s management as reasonably appropriate to allow timely decisions regarding required disclosure. Parent and its subsidiaries (excluding Target and its subsidiaries) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Accounting Controls. (i) Parent and its subsidiaries (excluding Target and its subsidiaries) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Parent and its subsidiaries (excluding Target and its subsidiaries) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States; (iii) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (iv) unauthorized acquisitions, use or disposition of Parent’s and its subsidiaries (excluding the Target and its subsidiaries) assets that could have a material effect on Parent’s consolidated financial statements are prevented or timely detected; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in Parent’s internal controls.

(ii) Target maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Insurance. Parent and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as Parent reasonably considers adequate to protect Parent and its subsidiaries and their respective businesses and neither Parent nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(gg) No Unlawful Payments. To the knowledge of each of the Issuers and each of the Guarantors, none of the Parent, any of its subsidiaries or any director, officer, agent, employee or other person associated with or acting on behalf of Parent or any of its subsidiaries has, on behalf of Parent or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity within the past five years; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds within the past five years; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed any material offence under the Bribery Act 2010 of the United Kingdom, or violated or is in violation of any other applicable anti-bribery law (collectively, “Anti-Bribery Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment within the past five years. The Parent and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to reasonably ensure compliance with Anti-Bribery Laws.

(hh) Compliance with Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries alleging such failure to comply with the Money Laundering Laws is pending or, to the knowledge of each of the Issuers and each of the Guarantors, threatened.

(ii) No Conflicts with Sanctions Laws. None of Parent, any of its subsidiaries or, to the knowledge of each of the Issuers and each of the Guarantors, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries is currently the target of any U.S. sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent or any of its subsidiaries located, organized or resident in a country or territory that is the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Issuers will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purposes of facilitating or financing (i) the activities of any person currently subject to any Sanctions, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.

(jj) No Broker’s Fees. Neither Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than its agreements with the Underwriters) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk) No Registration Rights. No person has the right to require Parent or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ll) No Stabilization. Neither of the Issuers nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Statistical and Market Data. Nothing has come to the attention of either of the Issuers or any Guarantor that has caused either of the Issuers or any Guarantor to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of Parent or any of Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.

(qq) Status under the Securities Act. The Parent is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(rr) Cybersecurity; Data Protection. The Issuers’, the Guarantors’ and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Issuers, the Guarantors and their respective subsidiaries as currently conducted, and to the Issuer’s knowledge the IT Systems are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Issuers, the Guarantors and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Issuers’ knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been or are reasonably expected to be remedied without material cost or liability. The Issuers, the Guarantors and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not be reasonably expected to be material to the Issuers, the Guarantors and their subsidiaries taken as a whole.

5. Further Agreements of the Issuers and the Guarantors. Each of the Issuers and each of the Guarantors jointly and severally covenant and agree with the Underwriters that:

(a) Required Filings. The Issuers and the Guarantors will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Issuers will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Issuers will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuers will deliver, without charge, (i) to the Representative, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without any exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuers will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects in a timely manner.

(d) Notice to the Representative. The Issuers will advise the Representative promptly, and confirm such advice in writing (including , without limitation via e-mail or similar means of electronic communication), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period and known to the Issuers as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event has occurred or condition exists as a result of which, to the knowledge of each of the Issuers and the Guarantors, any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with applicable law, the Issuers will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f) Ongoing Compliance. If at any time during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which, to the knowledge of each of the Issuers and the Guarantors, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuers will use reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither of the Issuers nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the Closing Date, each of the Issuers and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by either of the Issuers or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(j) Earnings Statement. The Issuers will make generally available to their security holders and the Underwriters as soon as practicable an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuers occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k) DTC. The Issuers will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l)No Stabilization. Neither of the Issuers nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuers and not incorporated by reference into the Registration Statement and any press release issued by the Issuers) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 4(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuers in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Issuers, provided that the Underwriters shall notify the Issuers, and provide a copy of such term sheet to the Issuers, prior to, or substantially concurrently with, the first use of such term sheet; and

(b) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuers if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by each of the Issuers and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of each of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded Parent or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by Parent or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook downward with respect to, its rating of the Securities or of any other debt or preferred stock issued or guaranteed by Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 4(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each Issuer and of each Guarantor, in such officer’s capacity as such and not in his or her individual capacity, who has specific knowledge of the Issuers’ or such Guarantor’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 4(b) and 4(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct and that the Issuers and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Issuers or the Target, as the case may be, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Issuers. Kirkland & Ellis, LLP, counsel for the Issuers and the Guarantors, shall have furnished to the Representative, at the request of the Issuers, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in the form agreed between the Issuers and the Representative. Each of Foley & Lardner, LLP, special Wisconsin counsel for the Issuers and the Guarantors, and Fluet Huber + Hoang PLLC, special Virginia counsel for the Issuers and the Guarantors, shall have furnished to the Representative, at the request of the Issuers, their written opinions, dated the Closing Date and addressed to the Underwriters in the forms agreed between the Issuers and the Representative.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuers and the Guarantors in their respective jurisdictions of organization, in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) Indenture and Notes. The Representative shall have received (i) a counterpart of the Indenture that shall have been executed and delivered by a duly authorized officer of each of the Issuers, each of the Guarantors and the Trustee and (ii) a counterpart of the Notes that shall have been executed and delivered by a duly authorized officer of each of the Issuers and the Trustee.

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC on or prior to the Closing Date.

(m) Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Issuers and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities (including such legal fees and expenses) arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuers in writing by such Underwriter (including through the Representative) expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Issuers. The Underwriters, severally and not jointly, agree to indemnify and hold harmless each of the Issuers, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls either of the Issuers or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Issuers in writing by the Underwriters (including through the Representative) expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the second and third sentences of the seventh paragraph and the eighth paragraph under the section entitled “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, their affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Issuers, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Issuers and the Guarantors shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Issuers or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ obligations to contribute pursuant to this Section 8(d) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule 1.

(e) Limitation on Liability. The Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Time of Sale Information or the Prospectus or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuers or the Guarantors, except that each of the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any other Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’ and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, and the approval of the Notes for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, each of the Issuers and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Underwriters referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties (it being understood that such representations and warranties are made only as of the date hereof and as of the Closing Date) and agreements of the Issuers, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Issuers, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081. Notices to the Issuers and the Guarantors shall be given to them at CDW LLC, 75 Tri-State International, Lincolnshire, Illinois 60069; Attention: Frederick J. Kulevich.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Submission to Jurisdiction. Each of the Issuers and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuers and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Issuers and each of the Guarantors agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which each Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 17:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CDW LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW FINANCE CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

GUARANTORS:

CDW CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW TECHNOLOGIES LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW DIRECT, LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW GOVERNMENT LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW LOGISTICS LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

AMPLIFIED IT LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

Accepted:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several
Underwriters listed in Schedule 1

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Schedule 1

Underwriters	Principal Amount of 2026 Senior Notes to be Purchased	Principal Amount of 2028 Senior Notes to be Purchased	Principal Amount of 2031 Senior Notes to be Purchased
J.P. Morgan Securities LLC	$350,000,000	$175,000,000	$350,000,000
BofA Securities, Inc.	$125,000,000	$62,500,000	$125,000,000
Wells Fargo Securities, LLC	$125,000,000	$62,500,000	$125,000,000
Morgan Stanley & Co. LLC	$66,000,000	$33,000,000	$66,000,000
Capital One Securities, Inc.	$66,000,000	$33,000,000	$66,000,000
Mizuho Securities USA LLC	$66,000,000	$33,000,000	$66,000,000
MUFG Securities Americas Inc.	$66,000,000	$33,000,000	$66,000,000
Goldman Sachs & Co. LLC	$42,000,000	$21,000,000	$42,000,000
Scotia Capital (USA) Inc.	$42,000,000	$21,000,000	$42,000,000
U.S. Bancorp Investments, Inc.	$42,000,000	$21,000,000	$42,000,000
Siebert Williams Shank & Co., LLC	$10,000,000	$5,000,000	$10,000,000
Total	$1,000,000,000	$500,000,000	$1,000,000,000

Schedule 2

Notes	Purchase Price
2026 Senior Notes	100.00%
2028 Senior Notes	100.00%
2031 Senior Notes	100.00%

Schedule 3

Subsidiary Guarantors

CDW Technologies LLC

CDW Direct, LLC

CDW Government LLC

CDW Logistics LLC

Amplified IT LLC

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

[See attached]

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

November 23, 2021 and the Prospectus dated October 15, 2020

Registration No. 333-249491

Pricing Term Sheet

CDW LLC

CDW FINANCE CORPORATION

$1,000,000,000 2.670% Senior Notes due 2026

$500,000,000 3.276% Senior Notes due 2028

$1,000,000,000 3.569% Senior Notes due 2031

Pricing Supplement, dated November 23, 2021, to the Preliminary Prospectus Supplement, dated November 23, 2021 (the “Preliminary Prospectus Supplement”), and related Base Prospectus, dated October 15, 2020 (the “Base Prospectus”), of CDW LLC (“CDW”) and CDW Finance Corporation (“Finance Co” and, together with CDW, the “Issuers”). This supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Base Prospectus. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and the Base Prospectus and supersedes the information in the Preliminary Prospectus Supplement and the Base Prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and Base Prospectus. Terms used herein and not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement and the Base Prospectus.

	2.670% Senior Notes due 2026	3.276% Senior Notes due 2028	3.569% Senior Notes due 2031
Issuers:	CDW and Finance Co	CDW and Finance Co	CDW and Finance Co
Title of Securities:	2.670% Senior Notes due 2026 (the “2026 Notes”)	3.276% Senior Notes due 2028 (the “2028 Notes”)	3.569% Senior Notes due 2031 (the “2031 Notes”, and together with the 2026 Notes and the 2028 Notes, the “Notes”)
Aggregate Principal Amount:	$1,000,000,000	$500,000,000	$1,000,000,000
Gross Proceeds to Issuers:	$1,000,000,000	$500,000,000	$1,000,000,000
Final Maturity Date:	December 1, 2026	December 1, 2028	December 1, 2031
Issue Price:	100% plus accrued interest, if any, from December 1, 2021	100% plus accrued interest, if any, from December 1, 2021	100% plus accrued interest, if any, from December 1, 2021
Yield to Maturity:	2.670%	3.276%	3.569%
Coupon:	2.670%	3.276%	3.569%
Spread to Benchmark Treasury:	135 basis points	170 basis points	190 basis points

Benchmark Treasury:	UST 1.125% due October 31, 2026	UST 1.375% due October 31, 2028	UST 1.375% due November 15, 2031
Benchmark Treasury Price:	99-02 1⁄4	98-22	97-10
Benchmark Treasury Yield:	1.320%	1.576%	1.669%
Gross Spread:	0.600% of the principal amount of the Notes	0.625% of the principal amount of the Notes	0.650% of the principal amount of the Notes
Interest Payment Dates:	June 1 and December 1	June 1 and December 1	June 1 and December 1
Record Dates:	May 15 and November 15	May 15 and November 15	May 15 and November 15
First Interest Payment Date:	June 1, 2022	June 1, 2022	June 1, 2022
Optional Redemption:	Make-whole call at T+25 basis points. Par call on or after November 1, 2026 (the date that is 1 month prior to maturity).	Make-whole call at T+30 basis points. Par call on or after October 1, 2028 (the date that is 2 months prior to maturity).	Make-whole call at T+30 basis points. Par call on or after September 1, 2031 (the date that is 3 months prior to maturity).
Special Mandatory Redemption:	Mandatorily redeemable at 101% of the principal amount of the Notes then outstanding plus accrued and unpaid interest to, but not including the date of the special mandatory redemption if (i) the consummation of the Sirius Acquisition does not occur on or before 11:59 p.m. New York City time on October 11, 2022, (ii) we notify the Trustee and the Holders that we will not pursue the consummation of the Sirius Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Sirius Acquisition	Mandatorily redeemable at 101% of the principal amount of the Notes then outstanding plus accrued and unpaid interest to, but not including the date of the special mandatory redemption if (i) the consummation of the Sirius Acquisition does not occur on or before 11:59 p.m. New York City time on October 11, 2022, (ii) we notify the Trustee and the Holders that we will not pursue the consummation of the Sirius Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Sirius Acquisition	Mandatorily redeemable at 101% of the principal amount of the Notes then outstanding plus accrued and unpaid interest to, but not including the date of the special mandatory redemption if (i) the consummation of the Sirius Acquisition does not occur on or before 11:59 p.m. New York City time on October 11, 2022, (ii) we notify the Trustee and the Holders that we will not pursue the consummation of the Sirius Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Sirius Acquisition
Change of Control Repurchase Event:	101% of principal amount plus accrued interest to, but not including, the repurchase date.	101% of principal amount plus accrued interest to, but not including, the repurchase date.	101% of principal amount plus accrued interest to, but not including, the repurchase date.
CUSIP/ISIN Numbers:	CUSIP: 12513GBG3 ISIN: US12513GBG38	CUSIP: 12513GBH1 ISIN: US12513GBH11	CUSIP: 12513GBJ7 ISIN: US12513GBJ76

2

Joint Bookrunning Managers	J.P. Morgan Securities LLC BofA Securities, Inc. Wells Fargo Securities, LLC Morgan Stanley & Co. LLC Capital One Securities, Inc. Mizuho Securities USA LLC MUFG Securities Americas Inc.

Co-Managers	Goldman Sachs & Co. LLC Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc. Siebert Williams Shank & Co., LLC

Trade Date	November 23, 2021

Settlement Date	December 1, 2021 (T+5)

Denominations	$2,000 and integral multiples of $1,000

Distribution	SEC Registered

Trustee	U.S. Bank National Association

This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Prospectus Supplement and the Base Prospectus for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

It is expected that delivery of the notes will be made against payment therefor on or about December 1, 2021, which will be the fifth business day following the date hereof (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the date that is two business days preceding the settlement date should consult their own advisor.

The Issuers have filed a registration statement (Registration No. 333-249491) (including the Preliminary Prospectus Supplement and the Base Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the Base Prospectus in that registration statement and other documents the Issuers have filed with the SEC, including those incorporated by reference into the Preliminary Prospectus Supplement and the Base Prospectus, for more complete information about the Issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuers or the underwriters will arrange to send you the Preliminary Prospectus Supplement and the Base Prospectus if you request it by contacting (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood NY 11717, or by telephone: 1-866-803-

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9204, (ii) BofA Securities, Inc., Attn: Prospectus Department, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, or by email: dg.prospectus_requests@bofa.com, (iii) Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by telephone: 1-866-718-1649, (iv) Wells Fargo Securities, LLC, Attn: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, or by telephone: 1-800-645-3751, (v) Mizuho Securities USA LLC, by telephone: 1-866-271-7403, (vi) MUFG Securities Americas Inc., by telephone: 1-877-649-6848, (vii) Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone: 1-866-471-2526, (viii) Scotia Capital (USA) Inc., by telephone: 1-800-372-3930, (ix) Siebert Williams Shank & Co., LLC, by telephone: 1-212-830-4530, or (x) U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, or by telephone: 1-877-558-2607.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers and other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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